EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-200652) of Industrial Services of America, Inc. (the “Company”) of our report dated March 25, 2016, relating to our audit of the consolidated financial statements of the Company, which appears in the Annual Report on Form 10-K/A of the Company for the fiscal year ended December 31, 2015.

Mountjoy Chilton Medley LLP

/s/ Mountjoy Chilton Medley LLP

Louisville, Kentucky
July 11, 2016